UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.)

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GRI BIO, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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2223 Avenida de la Playa, Suite 208
La Jolla, CA 92037
December 29, 2025
To Our Stockholders:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of GRI Bio, Inc., a Delaware corporation (the “Company”), to be held on January 15, 2026, beginning at 9:00 a.m. Eastern time. We have decided to hold the Special Meeting virtually via live audio webcast on the internet. We believe hosting a virtual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of the Special Meeting. You will be able to attend the Special Meeting, vote, and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/GRI2026SM. You will not be able to attend the Special Meeting physically in person.
Details regarding the Special Meeting, the business to be conducted at the Special Meeting, and information about the Company that you should consider when you vote your shares are described in the accompanying proxy statement.
We hope you will be able to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your continued support of the Company.
Sincerely,
/s/ W. Marc Hertz, Ph.D.
W. Marc Hertz, Ph.D.
President and Chief Executive Officer

2223 Avenida de la Playa, Suite 208
La Jolla, CA 92037
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on January 15, 2026
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of GRI Bio, Inc., a Delaware corporation. The meeting will be held on January 15, 2026, beginning at 9:00 a.m. Eastern time via a live webcast at www.virtualshareholdermeeting.com/GRI2026SM. You will not be able to attend the Special Meeting physically in person. The Special Meeting will be held for the following purposes:
1.    The approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock by a ratio of not less than one-for-two and not more than one-for-30 (the “Reverse Stock Split”), with the exact ratio to be set within this range by our board of directors in its sole discretion (without reducing the authorized number of shares of our common stock) and with our board of directors able to elect to abandon such proposed amendment and not effect the Reverse Stock Split authorized by our stockholders in its sole discretion (the “Amendment Proposal”); and
2.    The approval of the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Amendment Proposal.
These items of business are more fully described in the proxy statement accompanying this notice.
The record date for the Special Meeting is Friday, December 19, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.
All stockholders are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, we urge you to vote and submit your proxy by the internet, telephone, or mail in order to ensure the presence of a quorum.
It is important that your shares be represented and voted whether or not you plan to attend the Special Meeting virtually. You may vote on the internet, by telephone, or by completing and mailing a proxy card or voting instruction form. Submitting your proxy over the internet, by telephone, or by mail will ensure your shares are represented at the Special Meeting. You may change or revoke your proxy at any time before it is voted at the Special Meeting. Please read the enclosed information carefully before voting.
Your vote is important. Even if you plan to attend the Special Meeting, we urge you to submit your proxy or voting instructions as soon as possible.
By Order of the Board of Directors
/s/ Leanne Kelly
Leanne Kelly
Corporate Secretary
La Jolla, California
December 29, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 15, 2026
This Proxy Statement, the Notice of Special Meeting of Stockholders, and our form of proxy card are available for viewing at www.proxyvote.com. To view these materials please have your 16-digit control numbers available that appear on your proxy card.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2024, on the website of the Securities and Exchange Commission at www.sec.gov, or in the “Investors - SEC Filings” section of our website at www.gribio.com. You may also obtain a printed copy of our Annual Report on Form 10-K for the year ended December 31, 2024, including our financial statements, free of charge, from us by sending a written request to our principal executive offices located at: 2223 Avenida de la Playa, Suite 208, La Jolla, CA 92037, Attention: Corporate Secretary.

TABLE OF CONTENTS
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2223 Avenida de la Playa, Suite 208
La Jolla, CA 92037
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 15, 2026
This proxy statement (the “Proxy Statement”) is furnished to stockholders of GRI Bio, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with the solicitation of proxies by our board of directors for use at a special meeting of stockholders to be held on January 15, 2026, and at any adjournment or postponement thereof (our “Special Meeting”). Our Special Meeting will be held at 9:00 a.m. Eastern time via a live audio webcast at www.virtualshareholdermeeting.com/GRI2026SM.
On or about December 29, 2025, we will commence mailing of the proxy materials which are also available at www.proxyvote.com. The proxy materials are being sent to stockholders who owned our common stock at the close of business on December 19, 2025, the record date for the Special Meeting (the “Record Date”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
Why am I receiving these materials?
We sent you this Proxy Statement because our board of directors is soliciting your proxy to vote at our Special Meeting. This Proxy Statement summarizes the information you need to vote at our Special Meeting. You do not need to attend our Special Meeting to vote your shares.
What proposals will be voted on at the Special Meeting?
Stockholders will vote on two proposals at the Special Meeting:
1.    The approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), to effect a reverse stock split of our common stock by a ratio of not less than one-for-two and not more than one-for-30 (the “Reverse Stock Split”), with the exact ratio to be set within this range by our board of directors in its sole discretion (without reducing the authorized number of shares of our common stock) and with our board of directors able to elect to abandon such proposed amendment and not effect the Reverse Stock Split authorized by our stockholders in its sole discretion (the “Amendment Proposal”);
2.    The approval of the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Amendment Proposal (the “Adjournment Proposal”).
Our board of directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I attend the Special Meeting?
To be admitted to the Special Meeting, you will need to visit www.virtualshareholdermeeting.com/GRI2026SM and enter the 16-digit control number found next to the label “Control Number” on your proxy card or voting instruction form. If you are a beneficial stockholder, you should contact the bank, broker, or other institution where you hold your account well in advance of the Special Meeting if you have questions about obtaining your control number/proxy to vote.
WHETHER OR NOT YOU PARTICIPATE IN THE SPECIAL MEETING, IT IS
IMPORTANT THAT YOU VOTE YOUR SHARES
Can I ask questions during the Special Meeting?
Stockholders will have the ability to submit questions during the Special Meeting via the Special Meeting website at www.virtualshareholdermeeting.com/GRI2026SM. Questions may be submitted online shortly prior to, and during, the Special Meeting by logging in with the 16-digit control number at www.virtualshareholdermeeting.com/GRI2026SM. We will answer questions during the Special Meeting that are pertinent to the proposals presented at the Special Meeting, subject to time constraints. If we receive substantially similar written questions, we plan to group such questions together and provide a single response to avoid repetition and allow time for additional question topics. Additional information regarding the rules and procedures for participating in the virtual Special Meeting will be provided in our rules of conduct for the Special Meeting, which stockholders can view during the Special Meeting at the Special Meeting website.
What happens if there are technical difficulties at the Special Meeting?
We will have technicians ready to assist you with any technical difficulties you may have when accessing the virtual Special Meeting, voting at the Special Meeting, or submitting questions at the Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number on the log in screen at www.virtualshareholdermeeting.com/GRI2026SM.
How does the board of directors recommend that stockholders vote on the proposals?
Our board of directors recommends that stockholders vote “FOR” the Amendment Proposal and “FOR” the Adjournment Proposal.
Who is entitled to vote?
As of the Record Date, there were 10,121,060 shares of our common stock and no shares of our preferred stock outstanding and entitled to vote at the Special Meeting. Holders of record of our common stock as of the Record Date will be entitled to vote on the Amendment Proposal and the Adjournment Proposal at our Special Meeting or any adjournment or postponement thereof.
A list of stockholders entitled to vote at the Special Meeting will be available for examination during normal business hours for ten days before the Special Meeting at our address above.
Stockholder of Record. Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuers Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote online at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy over the telephone, on the internet as instructed below or by proxy using the enclosed proxy card to ensure your vote is counted.
Beneficial Owner. Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were held not in your name but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the

Special Meeting. However, since you are not the stockholder of record, you may not vote your shares virtually at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.
How do I vote?
The procedures for voting are as follows:
Stockholder of Record. Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the Special Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy by mail using the enclosed proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online even if you have already voted by proxy.
•To vote during the Special Meeting, if you are a stockholder of record as of the Record Date, follow the instructions at www.virtualshareholdermeeting.com/GRI2026SM. You will need to enter the 16-digit control number found on your proxy card or voting instruction form.
•To vote using the proxy card that may be delivered to you, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.
•To vote over the telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the control number from your proxy card or voting instruction form. Your telephone vote must be received by 11:59 p.m., Pacific time on January 14, 2026 to be counted.
•To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card or voting instruction form. Your internet vote must be received by 11:59 p.m. Pacific time on January 14, 2026 to be counted.
Beneficial Owner. Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a full set of proxy materials containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the proxy materials to ensure that your vote is counted. To vote online at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials or contact your broker, bank, or other agent to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What happens if I do not vote?
Stockholder of Record. Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by mail, by telephone, or through the internet or online at the Special Meeting, your shares will not be voted.
Beneficial Owner. Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank, or other agent will still be able to vote your shares in its discretion. In this regard, brokers, banks, and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. The Amendment Proposal and Adjournment Proposal are considered “routine” matters, meaning that if you do not return voting instructions to your broker before its deadline, your shares may be voted by your broker, bank, or other agent in its discretion on the Amendment Proposal and Adjournment Proposal.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by applicable stock exchange rules to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the Amendment Proposal and “FOR” the Adjournment Proposal, in accordance with the recommendation of our board of directors. If any other matter is properly presented at the Special Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Campaign Management, LLC as our proxy solicitor to solicit proxies for the Special Meeting and provide related advice and information support, for a fee of $8,500, plus reasonable expenses.
What does it mean if I receive more than one full set of proxy materials?
If you receive more than one full set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards or voting instruction forms to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record. Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at the principal executive offices of the Company located at 2223 Avenida de la Playa, Suite 208, La Jolla, CA 92037.
•You may attend the Special Meeting and vote online. Simply attending the Special Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner. Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
How many votes are needed to approve each proposal?
Votes will be counted by the inspector of election appointed for the Special Meeting. The minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes is as follows:
•For Proposal 1, the Amendment Proposal, to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal; provided that our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) immediately before the Reverse Stock Split becomes effective and meets the listing requirements of Nasdaq relating to the minimum number of holders immediately after the

Reverse Stock Split becomes effective (the “Listing Condition”), in which case, abstentions and any broker non-votes with respect to the Amendment Proposal will not be considered “votes cast” and will have no effect on the Amendment Proposal. If the Listing Condition is not met, the Amendment Proposal must receive the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock as of the Record Date and abstentions and any broker non-votes with respect to the Amendment Proposal would have the same effect as a vote against the Amendment Proposal. Brokerage firms will have discretionary authority to vote their customers’ unvoted shares held by the firms in "street name" on the Amendment Proposal, and we do not anticipate receiving any broker non-votes on this proposal.
•For Proposal 2, the Adjournment Proposal, to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. Abstentions and any broker non-votes with respect to the Adjournment Proposal will not be considered “votes cast” and will have no effect on the Adjournment Proposal. Brokerage firms will have discretionary authority to vote their customers’ unvoted shares held by the firms in "street name" on the Adjournment Proposal, and we do not anticipate receiving any broker non-votes on this proposal.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our board of directors. Our board of directors’ recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third of the voting power of the stock outstanding and entitled to vote at the meeting are present or represented by proxy. On the Record Date, there were 10,121,060 shares outstanding and entitled to vote. Thus, the holders of at least 3,373,687 shares must be present or represented by proxy at the Special Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. As further described in our bylaws, if there is no quorum, the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote or the chairperson of the meeting may adjourn the Special Meeting to another date.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1
APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK
Overview
The Amendment Proposal is a proposal to adopt an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio between one-for-two and one-for-30, inclusive (the “Split Ratio Range”), in the form set forth in Exhibit A to this Proxy Statement. The Amendment Proposal, if approved, would not immediately cause a reverse stock split, but rather would grant authorization to our board of directors to effect the Reverse Stock Split with a split ratio within the Split Ratio Range, if and when determined by our board of directors. Our board of directors has deemed it advisable, approved, and recommended that our stockholders adopt, and is hereby soliciting stockholder approval of, the proposed amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio within the Split Ratio Range, in the form set forth in Exhibit A to this Proxy Statement.
If we receive the required stockholder approval, our board of directors will have the sole authority to elect whether or not to effect the Reverse Stock Split. Even with stockholder approval of the Amendment Proposal, our board of directors will not be obligated to pursue the Reverse Stock Split. Rather, our board of directors will have the broad flexibility (subject to limitations set forth in recent purchase agreements by and between us and certain investors requiring us to only effect reverse stock splits as our board of directors determines are required to maintain the listing of shares of our common stock on Nasdaq) to decide whether or not the Reverse Stock Split (and at what ratio within the Split Ratio Range) is in the best interests of the Company and its stockholders and/or reasonably necessary to maintain the listing of the shares of the common stock on The Nasdaq Capital Market.
If approved by our stockholders and, following such approval, our board of directors determines that effecting the Reverse Stock Split is in the best interests of the Company and our stockholders, the Reverse Stock Split would become effective upon filing the certificate of amendment to our Amended and Restated Certificate of Incorporation as set forth in Exhibit A with the Secretary of State of the State of Delaware. As filed, the certificate of amendment would state the number of outstanding shares to be combined into one share of our common stock, at the ratio approved by our board of directors within the Split Ratio Range. The amendment would not change the par value of our common stock and would not impact the total number of authorized shares of our common stock or preferred stock. Therefore, upon effectiveness of the Reverse Stock Split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock.
Nasdaq Minimum Bid Price Requirements, Nasdaq Stockholders' Equity Deficiency, and Certain Potential Delisting Implications
Nasdaq rules require that we maintain a closing price for shares of our common stock of at least $1.00 per share (also referred to as the “minimum bid price requirement”) in accordance with Nasdaq Listing Rule 5550(a)(2) in order to maintain the listing of the shares of our common stock on The Nasdaq Capital Market. The closing price of our common stock has recently been below $1.00 for numerous trading days, and if the closing price of our common stock is less than $1.00 for 30 consecutive trading days, we will likely be subject to delisting. Given our history of prior reverse stock splits, we would likely be ineligible for a 180-day compliance period in connection with this delisting notice. We are seeking approval of this Reverse Stock Split to potentially avoid a delisting notice, and if that is not possible or acceptable to the Listing Qualifications Department (the "Staff"), to improve our prospects of maintaining the listing of shares of our common stock on The Nasdaq Capital Market in the event we are given the opportunity to appeal the Staff's delisting decision.
On November 26, 2025, we received a letter from the Staff notifying us that we are not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market (the “Notice”) based on the information provided in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Nasdaq Listing Rule 5550(b)(1) requires that companies listed on The Nasdaq Capital Market with a market value of listed securities of less than $35,000,000 and annual net income of less than $500,000 maintain stockholders’ equity of at least $2,500,000 (the "Stockholders’ Equity Requirement”). In accordance with Nasdaq rules, we were provided 45 calendar days, or until January 10, 2026, to submit a plan to regain compliance (the "Compliance Plan") with the Stockholders’ Equity Requirement. We plan to submit a Compliance Plan and, as of immediately following the completion of our most recently completed public offering, our stockholders’ equity exceeded $2.5 million. If our Compliance Plan is determined to be acceptable to the Staff, the Staff would have the discretion to grant us an extension of 180 calendar days from the date of the Notice to regain compliance with the Stockholders’ Equity Requirement. However, despite our stockholders’ equity exceeding $2.5 million immediately following our most recently completed public offering, there can be no assurance that the Compliance Plan will be accepted or that, if it is, the Company will be able to regain compliance per this Compliance Plan or otherwise. In particular, it is common for the Staff to require listed companies to demonstrate their prospects for long-term compliance with the Stockholders’ Equity Requirement before deeming a listed company to be in compliance. If the Staff does not accept our Compliance Plan, the Staff will provide written notification to us that the Compliance Plan has been rejected and that shares of our common stock will be subject to delisting. At that time, we may appeal the Staff’s determination to a Nasdaq Hearing Panel, but there can be no assurance that this appeal will be successful. The Notice itself has no immediate effect on the continued listing of shares of our common stock on The Nasdaq Capital Market, subject to our compliance with other continued listing requirements, including the minimum bid price requirement.

Although we presently intend to effect the Reverse Stock Split to, as necessary, regain compliance with the minimum bid price requirement and/or to improve our prospects of maintaining the listing of our shares on The Nasdaq Capital Market, under Section 242(c) of the Delaware General Corporation Law, our board of directors has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment to the Amended and Restated Certificate of Incorporation at the Special Meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the certificate of amendment is filed with the Secretary of State of the State of Delaware. Further, our board of directors may consider a variety of factors in determining the appropriate range within the Split Ratio Range for any such amendment, including overall trends in the stock market, recent changes, and anticipated trends in the per-share market price of our common stock, business developments, and our actual and projected financial performance. Again, our board of directors may decide to abandon the proposed amendment of the Amended and Restated Certificate of Incorporation in its entirety, particularly if the closing bid price of our common stock on The Nasdaq Capital Market is then in compliance with Nasdaq’s $1.00 minimum bid price requirement.
If our common stock were delisted from The Nasdaq Capital Market, trading of our common stock would thereafter be conducted on the OTC Markets or the “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on The Nasdaq Capital Market, we would be required to meet the initial listing requirements for The Nasdaq Capital Market, which are more stringent than the maintenance requirements.
If our common stock were delisted from The Nasdaq Capital Market and the price of our common stock were below $5.00 at such time, shares of our common stock would likely come within the definition of “penny stock” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and likely would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million (not including the value of his or her primary residence) or annual income exceeding $0.2 million or $0.3 million jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions would likely make trading in our common stock more difficult and the market less efficient.
As noted above, our board of directors is seeking stockholder approval of the Amendment Proposal in order to have the authority to effectuate the Reverse Stock Split as a potential means of increasing the closing share price of our common stock at or above $1.00 per share in order to avoid further action by Nasdaq, however, there can be no assurance that the Reverse Stock Split would result in the bid price per share of our common stock exceeding $1.00 or exceeding $1.00 for the required period of time, initially or in the future, or that the Reverse Stock Split would enable us to maintain the listing of our common stock on The Nasdaq Capital Market.
Other Considerations
We also believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors, brokerage firms, and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.
Risks Associated with the Reverse Stock Split
In evaluating whether to seek stockholder approval of the Amendment Proposal, our board of directors considered negative factors associated with reverse stock splits. These factors included, but were not limited to, the negative perception of reverse stock splits that investors, analysts, and other stock market participants may hold; the fact that the stock prices of some companies, including our company, that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.
There can be no assurance that the Reverse Stock Split would achieve any of the above desired results. There also can be no assurance that the price per share of our common stock immediately after the Reverse Stock Split would increase proportionately with the Reverse Stock Split, or that any increase would be sustained for any period of time.
We cannot predict whether the Reverse Stock Split, if completed, will increase the market price of our common stock. We completed a number of reverse stock splits in recent years in an effort to regain compliance with the minimum bid price requirement. While each time we were initially successful in those efforts, we are again in a position where we will likely need to complete this Reverse Stock Split to potentially regain and maintain Nasdaq compliance. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•the market price per share would either exceed or remain in excess of the $1.00 minimum bid price per share as required to maintain the listing of our common stock on The Nasdaq Capital Market;
•we would otherwise meet the requirements for continued listing of our common stock on The Nasdaq Capital Market, including the Stockholders' Equity Requirement discussed above;
•the market price per share of our common stock after the Reverse Stock Split would rise in proportion to the reduction in the number of shares outstanding before the Reverse Stock Split;
•the Reverse Stock Split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;
•the Reverse Stock Split would result in a per-share price that would increase our ability to attract and retain employees and other service providers;
•the resulting decrease in the number of shares of our common stock outstanding after the Reverse Stock Split could also adversely affect the liquidity of shares of our common stock; or
•the Reverse Stock Split would promote greater liquidity for our stockholders with respect to their shares.
The market price of our common stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.
Effect on Number of Authorized, But Unissued Shares
The Reverse Stock Split would reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock following the Reverse Stock Split. Our board of directors may authorize the issuance of authorized and unissued shares of our common stock without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Amended and Restated Certificate of Incorporation, applicable law, or the rules of Nasdaq or any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and, an issuance, potential issuance, or the perception that issuances may occur may cause a decline in the trading price of our common stock.
Capital Requirements
We will need to obtain substantial additional funding in connection with our continuing operations. In the future and subject to any applicable lock-up or standstill arrangements from our recently completed public offering, we intend to raise capital as needed through additional issuances of equity securities, including pursuant to our At the Market Offering Agreement with H.C. Wainwright & Co., LLC, and may seek to raise capital through short-term or long-term debt arrangements, but there can be no assurances any such financing will be available when needed, even if our research and development efforts are successful. If we are unable to secure adequate additional funding when needed, we will need to reevaluate our operating plans and may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, delay, scale back, or eliminate some or all of our development programs, relinquish rights to our technology on less favorable terms than we would otherwise choose, or cease operations entirely.
These actions could materially impact our business, results of operations, and future prospects and the value of shares of our common stock.
Other Anti-takeover Considerations; Not Intended to Be a “Going Private Transaction”
The issuance of authorized but unissued shares of common stock could also be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our board of directors’ desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Amendment Proposal is not intended to be an anti-takeover device, and we do not presently plan to adopt provisions or enter into agreements that would have material anti-takeover consequences. The Reverse Stock Split is not intended as, and would not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.
Principal Effects of the Reverse Stock Split on the Market for Our Common Stock
On December 18, 2025, the closing price for our common stock on The Nasdaq Capital Market was $0.3697 per share. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. The greater the market price rises above $1.00 per share, the less risk there would be that we would fail to meet the minimum bid price requirement. However, as noted above, there can be no assurance that the market price of our common stock would rise to or maintain any particular level or that we would at all times be able to meet the requirements for maintaining the listing of our common stock on The Nasdaq Capital Market.
Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares
If our stockholders approve the Amendment Proposal, and if our board of directors decides to effectuate the Reverse Stock Split, the principal effect of the amendment would be to reduce the number of issued and outstanding shares of our common stock, depending on the Split Ratio Range set forth in such amendment, from 10,121,060 shares as of the Record Date to between 5,060,530 shares and 337,369 shares, assuming no shares of our common stock are issued before the effective date of the Reverse Stock Split. While our board of directors has authorized us to complete the Reverse Stock Split within the Spit Ratio Range, we do not intend to effectuate a Reverse Stock Split to the extent that the Reverse Stock Split would result in us going private or failing to meet any Nasdaq continued listing requirements. If the Reverse Stock Split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock each stockholder held immediately prior to the Reverse Stock Split divided by the ratio approved by our board of directors within the Split Ratio Range and set forth in the applicable amendment.

As noted above, effecting the Reverse Stock Split will not change the total authorized number of shares of our common stock. However, the reduction in the issued and outstanding shares would provide more authorized shares available for future issuance. As noted above, we may in the future raise additional capital through the issuance of equity securities or through debt issuances. Except as may be contemplated in connection with these efforts, we have no specific commitment, arrangement, understanding, or agreement regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. Our board of directors does not intend to issue any common stock or securities convertible into common stock except on terms that our board of directors deems to be in the best interests of us and our stockholders.
Our directors and executive officers also have no substantial interests, directly or indirectly, in the matters relating to the Reverse Stock Split, except to the extent of their ownership in shares of our common stock and securities exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities exercisable for our common stock.
The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in such stockholder owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported by Nasdaq, on the last trading day prior to the effective date of the Reverse Stock Split, which our board of directors has currently determined would be the fair market value of such fractional shares. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the filing of the certificate of amendment to the Amended and Restated Certificate of Incorporation and the date a stockholder receives payment for the cashed-out shares. The payment amount would be paid to the stockholder in the form of a check in accordance with the procedures outlined below.
After the Reverse Stock Split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend, or other rights except to receive payment as described above. After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.
Principal Effects of the Reverse Stock Split on Convertible Securities
If our stockholders approve the Reverse Stock Split and our board of directors elects to effect the Reverse Stock Split, we would adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock.
Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends
We have not declared or paid any dividends on our common stock, nor do we have any plans to declare in the foreseeable future any distributions of cash or other property to holders of common stock, and we are not in arrears on any dividends. Therefore, we do not believe that the Reverse Stock Split would have any effect with respect to future distributions, if any, to holders of our common stock.

Accounting Matters
The Reverse Stock Split would not affect the par value of our common stock, which would remain unchanged at $0.0001 per share. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock would be reduced by the ratio approved by our board of directors within the Split Ratio Range. In other words, stated capital would be reduced by the ratio approved by our board of directors within the Split Ratio Range, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.
Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)
Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. Stockholders holding shares of our common stock with a broker and having any questions in this regard should contact their broker.
Registered “Book-Entry” Holders of Our Common Stock
If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the Reverse Stock Split. If the Reverse Stock Split is implemented, our transfer agent will advise stockholders who hold their shares in certificated form of the procedures to be followed to exchange certificates.
If a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to such stockholder’s registered address as soon as practicable after the effective time of the Reverse Stock Split. By endorsing and cashing the check, stockholders would warrant that they owned the shares of our common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the Reverse Stock Split and the date payment is received.
No Dissenters’ Rights
Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split.
Material Federal Income Tax Consequences of the Reverse Stock Split
The following discussion summarizes the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code ), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers, or traders in securities, commodities, or currencies, stockholders who hold our common stock as part of a position in a straddle or as part of a hedging, conversion, or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, persons who acquired their comment stock pursuant to the exercise of employee stock options or otherwise as compensation, or U.S. Holders who actually or constructively own 10% or more of our voting stock.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.
In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local, and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after, or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.
Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the proposed Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local, or foreign tax consequences.
Tax Consequences to the Company. The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain, or loss in connection with the proposed Reverse Stock Split.
Tax Consequences to U.S. Holders. A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short-term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long-term if held for more than one year.
A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local, and foreign tax consequences to you of the proposed Reverse Stock Split.
Vote Required
For the Amendment Proposal to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal; provided that our common stock is listed on Nasdaq immediately before the Reverse Stock Split becomes effective and meets the Listing Condition, in which case, abstentions and any broker non-votes with respect to the Amendment Proposal will not be considered “votes cast” and will have no effect on the Amendment Proposal. If the Listing Condition is not met, the Amendment Proposal must receive the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock as of the Record Date and abstentions and any broker non-votes with respect to the Amendment Proposal would have the same effect as a vote against the Amendment Proposal. Brokerage firms will have discretionary authority to vote their customers’ unvoted shares held by the firms in "street name" on the Amendment Proposal, and we do not anticipate receiving any broker non-votes on this proposal.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THE AMENDMENT PROPOSAL.

PROPOSAL NO. 2
APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE AMENDMENT PROPOSAL
Background of and Rationale for the Adjournment Proposal
If, at the Special Meeting, the number of shares of our common stock present or represented and voting in favor of the Amendment Proposal is insufficient to approve such proposal, the Chief Executive Officer or the Chairman of our board of directors, in his reasonable discretion, may move to adjourn the Special Meeting in order to enable our board of directors to continue to solicit additional proxies in favor of the Amendment Proposal.
Our board of directors believes that if the number of shares of our common stock cast at the Special Meeting is insufficient to approve the Amendment Proposal, it is in the best interests of our stockholders to enable our board of directors to continue to seek to obtain a sufficient number of additional votes to approve the Amendment Proposal.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this Adjournment Proposal, we could adjourn or postpone the Special Meeting and any adjourned session of the Special Meeting to use the additional time to solicit additional proxies in favor of the Amendment Proposal.
Vote Required
For this Adjournment Proposal to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. Abstentions and any broker non-votes with respect to the Adjournment Proposal will not be considered “votes cast” and will have no effect on the Adjournment Proposal. Brokerage firms will have discretionary authority to vote their customers’ unvoted shares held by the firms in "street name" on the Adjournment Proposal, and we do not anticipate receiving any broker non-votes on this proposal.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of December 1, 2025 for:
•each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options, within 60 days of December 1, 2025. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.
The percentage of beneficial ownership in the table below is based on 3,268,727 shares of our common stock deemed to be outstanding as of December 1, 2025.

Name and Address of Beneficial Owner(1)	Number of Shares of Beneficial Ownership	Percentage of Total Common Stock
W. Marc Hertz, Ph.D.(2)	105,131	3.12%
Vipin Kumar Chaturvedi, Ph.D.(3)	41,483	1.25%
Leanne Kelly(4)	41,402	1.25%
David Baker(5)	26,580	*
Roelof Rongen(6)	26,579	*
Camilla V. Simpson, M.Sc.(6)	26,579	*
David Szekeres(7)	44,671	1.35%
All directors and executive officers as a group (8 persons)(8)	312,536	8.73%
* Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)Except as otherwise noted below, the address of the beneficial owner is c/o GRI Bio, Inc. 2223 Avenida de la Playa, Suite 208, La Jolla, CA 92037.
(2)Consists of 249 shares of common stock and (ii) 104,882 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 1, 2025.
(3)Consists of (i) 111 shares of common stock and (ii) 41,372 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 1, 2025.
(4)Consists of 41,402 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 1, 2025.
(5)Consists of 26,580 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 1, 2025.
(6)Consists of 26,579 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 1, 2025.
(7)Consists of 44,671 shares of common stock issuable pursuant to stock options exercisable within 60 days of December 1, 2025.
(8)Consists of (i) the shares of common stock described in footnotes (2) through (7) above and (ii) 111 shares of common stock held by Albert Agro, Ph.D.

ADDITIONAL INFORMATION
Householding of Proxy Materials
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, multiple stockholders of record who have the same address and last name will receive only one copy of our proxy materials, if requested, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy materials, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail at c/o GRI Bio, Inc., 2223 Avenida de la Playa, Suite 208, La Jolla, CA 92037, Attention: Corporate Secretary or by phone at (619) 400-1170. If you participate in householding and wish to receive a separate copy of this proxy statement or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above and we will promptly deliver a separate copy of our proxy materials to you.
If you are the beneficial owner of shares held in "street name" through a broker, bank, or other intermediary, please contact your broker, bank, or intermediary directly if you have questions, require additional copies of our proxy materials, or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.
Stockholder Proposals and Director Nominations
Any stockholder who desires to submit a proposal for inclusion in our proxy materials for the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) in accordance with Rule 14a-8 must submit the proposal in writing to c/o Corporate Secretary, GRI Bio, Inc., 2223 Avenida de la Playa Suite 208, La Jolla, CA 92037. We must receive a proposal by March 16, 2026 (120 days prior to the anniversary of the mailing date of the proxy statement for the 2025 Annual Meeting of Stockholders (the "2025 Annual Meeting")) in order to consider it for inclusion in the proxy materials for the 2026 Annual Meeting. If the date of the 2026 Annual Meeting is changed by more than 30 days from the date of the 2025 Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials for the 2026 Annual Meeting.
Nominations for election of directors and proposals for other business intended to be presented at the 2026 Annual Meeting but not included in our proxy statement and proxy must be received at our principal offices no later than close of business on May 15, 2026, which is 90 days prior to the anniversary of the date of the 2025 Annual Meeting, and no earlier than close of business on April 15, 2026, which is 120 days prior to the anniversary of the date of the 2025 Annual Meeting, provided, however, that in the event that the 2026 Annual Meeting is called for a date that is more than 30 days before or 70 days after the anniversary date of the date of the 2025 Annual Meeting, such proposal must be delivered not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting or the 10th day following the date on which public announcement of the date of the 2026 Annual Meeting is first made by the Company. The persons named as proxies in our proxy for the 2026 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on any such stockholder proposals, if presented at the 2026 Annual Meeting, without including information about the proposal in our materials. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the board of directors for the 2026 Annual Meeting will have the right to exercise discretionary voting power with respect to such proposal. Any nominations or other proposals received from stockholders must be in full compliance with applicable laws and with our bylaws. A copy of the full text of the Company’s current bylaws may be obtained upon written request to the Corporate Secretary at the address provided in the next sentence and online on the SEC’s website, www.sec.gov. All nominations and other stockholder proposals should be marked for the attention of c/o Corporate Secretary, GRI Bio, Inc., 2223 Avenida de la Playa Suite 208, La Jolla, CA 92037.
In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees pursuant to Rule 14a-19 must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 15, 2026, which is the first business day following 60 calendar days prior to the anniversary of the 2025 Annual Meeting and otherwise comply with the requirements of Rule 14a-19 under the Exchange Act. If the date of the 2026 Annual Meeting is changed by more than 30 days from the date of the 2025 Annual Meeting of Stockholders, then the notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company. In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the Exchange Act. Proposals that are not received in a timely manner or in accordance with applicable law will not be voted on at the 2026 Annual Meeting.

Other Matters
We know of no other matters that will be presented for consideration at our Special Meeting. If any other matters properly come before our Special Meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.
Stockholder Communication with Directors
Generally, stockholders who have questions or concerns should contact our Investor & Media Relations team as indicated on the “Investors” section of on our website. However, our board of directors (including all of our independent directors) requests that persons wishing to write to our board of directors, or to a specified director or committee of our board of directors, should send correspondence to our Corporate Secretary at GRI Bio, Inc., 2223 Avenida de la Playa, Suite 208, La Jolla, CA 92037. Electronic submissions of stockholder correspondence will not be accepted.
Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:
•junk mail and mass mailings;
•resumes and other forms of job inquiries;
•surveys; and
•solicitations or advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

The Board of Directors

La Jolla, CA
December 29, 2025

APPENDIX A
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certified that:
FIRST. The name of the corporation is GRI Bio, Inc. (the “Corporation”).
SECOND. The Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking Section 4.1 of Article IV in its entirety and by substituting in lieu of the following:
“Section 4.1 Authorized Stock. The total number of shares which the Corporation shall have authority to issue is 260,000,000 shares, of which (a) 250,000,000 shall be designated as Common Stock, $0.0001 par value per share (the “Common Stock”) and (b) 10,000,000 shall be designated Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).
Effective at on , 2026 (the “Reverse Stock Split Effective Time”), a one-for- reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Reverse Stock Split Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Reverse Stock Split Effective Time and shall represent one share of Common Stock from and after the Reverse Stock Split Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Reverse Stock Split Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Reverse Stock Split Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Reverse Stock Split Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the fair value per share of the Common Stock immediately prior to the Reverse Stock Split Effective Time as determined by the Board of Directors of the Corporation.
Each stock certificate that, immediately prior to the Reverse Stock Split Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall, from and after the Reverse Stock Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Reverse Stock Split Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Reverse Stock Split Effective Time); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Reverse Stock Split Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”
THIRD. The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
GRI BIO, INC.
By:
Name: W. Marc Hertz, Ph.D.
Title: President and Chief Executive Officer

Appendix A-1

APPENDIX B
PROXY CARD

GRI BIO, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GRI2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60849-S06962 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRI BIO, INC.

The Board of Directors recommends you vote FOR Proposal 1 and FOR Proposal 2:

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Appendix B-1

The Proxy Statement is available at www.proxyvote.com.

V60850-S06962

GRI BIO, INC.
Special Meeting of Stockholders
January 15, 2026, at 9:00 AM, Eastern time
This proxy is solicited by the Board of Directors of GRI Bio, Inc.

The undersigned, revoking any previous proxies relating to these shares, hereby appoints W. Marc Hertz and Leanne Kelly, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of GRI Bio, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at 9:00 AM on Thursday, January 15, 2026 as a virtual meeting via the internet at www.virtualshareholdermeeting.com/GRI2026SM, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

The shares represented by this proxy will be voted in the manner directed herein. If no such direction is made, the shares represented by this proxy will be voted FOR Proposal 1 and FOR Proposal 2, in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Appendix B-2